Exhibit 99.1

Certification of

Chief Executive Officer

of Mannatech, Incorporated

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the three months ended March 31, 2003 of Mannatech, Incorporated (the “Issuer”).

I, Samuel L. Caster, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 15, 2003

/s/ Samuel L. Caster
Name: Samuel L. Caster

Subscribed and sworn to before me

this 15th day of May, 2003

/s/ Christina Meissner

Name:     Christina Meissner

Title: Notary Public, State of Texas

My commission expires: March 19, 2006